GLOBAL SOURCES LTD.

Canon’s Court

22 Victoria Street

Hamilton HM 12, Bermuda

______________

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

To Be Held May 8, 2006

______________

To Our Shareholders:

NOTICE IS HEREBY given that a general meeting of the shareholders of Global Sources Ltd. (the “Company”) will be held on May 8, 2006 at The Four Seasons Hotel Hong Kong, Victoria 1, Level 2, 8 Finance Street, Central, Hong Kong, S.A.R. People’s Republic of China, at 11:00 a.m., local time, for the following purposes:

1)

To re-elect Messrs. Merle A. Hinrichs, Roderick Chalmers and Jeffrey J. Steiner, members of the Board of Directors (the “Board”) who are retiring by rotation and, being eligible, offering themselves for re-election;

2)

To fix the number of Directors that comprise the whole Board at nine (9) persons, declare any vacancies on the Board to be casual vacancies and authorize the Board to fill these vacancies on the Board as and when it deems fit;

3)	To approve The Global Sources Equity Compensation (2007) Master Plan;
4)

To increase the authorised share capital of the Company from US$500,000 divided into 50,000,000 common shares of US$0.01 par value each (“Shares”) to US$750,000 by the creation of 25,000,000 new Shares; and

5)	To re-appoint Ernst & Young as the Company’s independent auditors until the next annual general meeting.

The foregoing matters are described more fully in the accompanying Proxy Statement. While this Notice and Proxy Statement and the enclosed form of proxy are being sent only to shareholders of record and beneficial owners of whom the Company is aware as of March 24, 2006, all shareholders of the Company of record on the date of the meeting are entitled to attend the Annual General Meeting. The Company’s audited financial statements for the year ended December 31, 2005 are included with the mailing of this Notice and Proxy Statement.

We hope you will be represented at the Annual General Meeting by signing, dating and returning the enclosed proxy card in the accompanying envelope as promptly as possible, whether or not you expect to be present in person. Your vote is important ( as is the vote of every shareholder ( and the Board appreciates the cooperation of shareholders in directing proxies to vote at the Annual General Meeting.

Your proxy may be revoked at any time by following the procedures set forth in the accompanying Proxy Statement, and the giving of your proxy will not affect your right to vote in person if you attend the Annual General Meeting.

By order of the Board of Directors

Keith Wong,

Secretary

DATED: April 7, 2006

Hamilton, Bermuda

GLOBAL SOURCES LTD.

Canon’s Court

22 Victoria Street

Hamilton HM 12, Bermuda

PROXY STATEMENT

For the Annual General Meeting of Shareholders

May 8, 2006

This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of GLOBAL SOURCES LTD., a Bermuda corporation (the “Company”), for use at the annual general meeting of shareholders of the Company to be held at The Four Seasons Hotel Hong Kong, Victoria 1, Level 2, 8 Finance Street, Central, Hong Kong S.A.R. China, on May 8, 2006 at 11 a.m., local time, and at any adjournments or postponements thereof (the “Annual General Meeting”). Unless the context otherwise requires, references to the Company includes Global Sources Ltd. and its subsidiaries. The proxy is revocable by (i) filing a written revocation with the Secretary of the Company prior to the voting of such proxy, (ii) giving a later dated proxy, or (iii) attending the Annual General Meeting and voting in person. Shares represented by all properly executed proxies received prior to the Annual General Meeting will be voted at the meeting in the manner specified by the holders thereof. Proxies that do not contain voting instructions will be voted (i) FOR re-electing Messrs. Merle A. Hinrichs, Jeffrey J. Steiner and Roderick Chalmers, Directors retiring by rotation; (ii) FOR fixing the number of Directors that comprise the whole Board at nine (9), declaring any vacancies on the Board to be casual vacancies and authorizing the Board to fill these vacancies on the Board as and when it deems fit; (iii) FOR approval of the Global Sources Equity Compensation (2007) Master Plan; (iv) FOR approval of the increase of the authorised share capital of the Company and (v) FOR re-appointing Ernst & Young as the Company’s independent auditors until the next annual general meeting. In accordance with Section 84 of the Companies Act 1981 of Bermuda, the audited financial statements of the Company for the period from January 1, 2005 to December 31, 2005, enclosed herewith, will be presented at the Annual General Meeting. These statements have been approved by the Board of the Company. There is no requirement under Bermuda law that such statements be approved by shareholders, and no such approval will be sought at the Annual General Meeting.

The Board has established March 24, 2006 as the date used to determine those record holders and beneficial owners of common shares, US$.01 par value per share (the “Common Shares”), to whom notice of the Annual General Meeting will be sent (the “Record Date”). On the Record Date, there were 34,933,435 Common Shares outstanding. The holders of the Common Shares are entitled to one vote for each Common Share held. The presence, in person or by proxy, at the Annual General Meeting of at least two (2) shareholders entitled to vote representing more than 50% of the outstanding Common Shares as of the Record Date is necessary to constitute a quorum at the Annual General Meeting. All matters presented at the Annual General Meeting require approval by a simple majority of votes cast at the meeting. Only votes for or against a proposal count. Votes that are withheld from voting on a proposal will be excluded entirely and will have no effect in determining the quorum or the majority of votes cast. Abstentions and broker non-votes count for quorum purposes only and not for voting purposes. Broker non-votes occur when a broker returns a proxy but does not have the authority to vote on a particular proposal. Brokers that do not receive instructions are entitled to vote on the election of Directors and the re-appointment of the auditors.

This Notice, Proxy Statement and enclosed form of proxy are first being mailed on or about April 7, 2006.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information concerning beneficial ownership of Common Shares of the Company outstanding at March 24, 2006 by (i) each person known by the Company to be the beneficial owner of more than five percent of its outstanding Common Shares, (ii) each Director (and Director nominee) and executive officer of the Company and (iii) all Directors and executive officers of the Company as a group. Unless otherwise indicated, the address of all Directors and officers is: 22nd Floor, Vita Tower, 29 Wong Chuk Hang Road, Aberdeen, Hong Kong.

Name and Address of Beneficial Owner(1)	Shares Beneficially Owned	Percentage Of Class(2)
Hung Lay Si Co. Ltd P.O. Box 219GT, British American Centre Georgetown, Cayman Islands	2,865,591 (3)(4)	8.2%
Appleby Trust (Bermuda) Ltd. Argyle House 41 Cedar Avenue P.O. Box HM 1179 Hamilton HM EX Bermuda	2,188,790 (5)	6.2%
Merle A. Hinrichs 23/F, Vita Tower 29 Wong Chuk Hang Road Hong Kong	21,387,178 (4)	61.0%
Jeffrey J. Steiner.	408,504(6)	1.2%
Eddie Heng Teng Hua	*
J. Craig Pepples	*
Bill Georgiou	*

Sarah Benecke	*
David F. Jones	*
Roderick Chalmers	*
James Watkins	*
All Directors, Director Nominees and Executive Officers as a Group (9 persons)	21,985,903(7)	62.9%

_________________

*Less than 1%

1.	Each shareholder has sole voting power and sole dispositive power with respect to all shares beneficially owned by him unless otherwise indicated.
2.	Based upon 34,933,435 Common Shares outstanding at March 24, 2006.
3.

Hung Lay Si Co. Ltd. is a company organized under the laws of the Cayman Islands. It is wholly owned by the Quan Gung 1986 Trust, a trust formed under the laws of the Island of Jersey. The trustee of the trust is Hill Street Trustees Limited, an Island of Jersey limited liability company whose shares are wholly owned by Mourant Limited which is an Island of Jersey limited liability company that provides trust administration services. Hill Street Trustees Limited is the sole beneficial owner of the Hung Lay Si Co. Ltd. shares under applicable Securities and Exchange Commission (“SEC”) regulations.

The Quan Gung 1986 Trust (through Hung Lay Si Co. Ltd., its wholly owned subsidiary) beneficially owns 2,865,591 Common Shares, or approximately 8.2% of the Company’s Common Shares as at the Record Date, and may also be deemed to be the beneficial owner of approximately 61.0% of the Company’s Common Shares as at the Record Date (see Note (4) below). The Quan Gung 1986 Trust was formed under the laws of the Island of Jersey. Counsel to the trustee has informed us that, by virtue of the terms of the Trust and the laws of the Island of Jersey, the trustee cannot make disclosure of the names of the beneficiaries or settlor of the Trust in breach of the obligations placed on it and in accordance with its duties of confidentiality. Accordingly, you may never know the identity of the beneficiaries or settlors of the Quan Gung 1986 Trust.

4.

Pursuant to a Sale Agreement by and among Merle A. Hinrichs, Hung Lay Si Co. Ltd. and Hill Street Trustees Limited, dated November 27, 2003 (the “Sale Agreement”), Hung Lay Si Co. Ltd. has a right of first refusal in respect of 19,442,889 Common Shares, or 61.0% of the Company’s outstanding Common Stock as at the Record Date, 15,033,846 of which were sold by it to Mr. Hinrichs on November 27, 2003. Pending payment by Mr. Hinrichs of the purchase price for the shares to Hung Lay Si Co. Ltd. as set forth under “Change in Control” below, Hung Lay Si Co. Ltd. has a security interest in the Common Shares purchased from it by Mr. Hinrichs and the other Common Shares owned by Mr. Hinrichs.  See “Change in Control” below.  In addition, Mr. Hinrichs is also required to pay to Hung Lay Si Co. Ltd. 50% of any cash dividend payments made on any of the Common Stock purchased from Hung Lay Si Co. Ltd., to the extent those shares are pledged to Hung Lay Si Co. Ltd. to secure Mr. Hinrichs’ obligation to pay the purchase price. Additionally, Mr. Hinrichs is required to obtain the prior written consent of Hung Lay Si Co. Ltd. prior to selling any of the Common Shares in which Hung Lay Si Co. Ltd. has a security interest, which consent may only be withheld if Hung Lay Si Co. Ltd. reasonably believes that its security interest is jeopardized by such sale. Hung Lay Si Co. Ltd. may be deemed to be the beneficial owner of the 19,442,889 shares in which it has a right of first refusal and a security interest under Securities and Exchange Commission rules.

5.

Appleby Trust (Bermuda) Ltd. (“Appleby”) is a trust organized under the laws of Bermuda and, until its name change in October 2004, was called Harrington Trust Ltd. It is wholly-owned by the partners of one of Bermuda’s largest law firms, Appleby Spurling Hunter. Appleby is the trustee of the Global Sources Employee Equity Compensation Trust (the “Trust”). Appleby administers the monies and other assets of the Trust. By virtue of its position as trustee of the Trust, Appleby has the power to vote and dispose of the Company’s shares owned by the Trust.

6.

Mr. Jeffrey J. Steiner is the sole manager of The Steiner Group LLC, and as such may be deemed to beneficially own the same Common Shares owned directly or beneficially by The Steiner Group LLC. Mr. Steiner disclaims beneficial ownership of shares owned by The Steiner Group LLC, the Jeffrey Steiner Family Trust and shares owned by him as custodian for his children. The Steiner Group LLC is a Delaware limited liability company. The members are Jeffrey J. Steiner (with a 20% membership interest) and the Jeffrey Steiner Family Trust (with an 80% membership interest). The Jeffrey Steiner Family Trust is a trust created for the benefit of the issue of Jeffrey J. Steiner.

7.

Includes (a) 3,872 Common Shares held by Ron Koyich, Ms. Benecke’s spouse, of which Ms. Benecke disclaims beneficial ownership, and (b) 317,400 Common Shares owned directly or beneficially by The Steiner Group LLC. Mr. Jeffrey J. Steiner, a Director of the Company, is the sole manager of The Steiner Group LLC, and as such may be deemed to beneficially own the Common Shares owned directly or beneficially by The Steiner Group LLC. Mr. Steiner disclaims beneficial ownership of shares owned by The Steiner Group LLC, the Jeffrey Steiner Family Trust and shares owned by him as custodian for his children. The Steiner Group LLC is a Delaware limited liability company. The members are Jeffrey J. Steiner (with a 20% membership interest) and the Jeffrey Steiner Family Trust (with an 80% membership interest). The Jeffrey Steiner Family Trust is a trust created for the benefit of the issue of Jeffrey J. Steiner.

Change in Control

A change in control of the Company occurred on November 27, 2003. On that date, Mr. Hinrichs purchased 15,033,846 Common Shares from Hung Lay Si Co. Ltd. After giving effect to this purchase, Mr. Hinrichs owned approximately 67.2% of the Common Shares outstanding on the date of purchase. As consideration for the purchase of the Common Shares, Mr. Hinrichs has agreed to pay to Hung Lay Si Co. Ltd. $109,337,056, payable on the earliest of (i) November 27, 2013, (ii) the date of Mr. Hinrichs’ death and (iii) the day before the date on which Mr. Hinrichs becomes subject to proceedings under any bankruptcy or insolvency laws applicable to him. Mr. Hinrichs also has the right to prepay such amount at any time. Pending payment of such amount, Hung Lay Si Co. Ltd. will have a security interest in the Common Shares purchased from it by Mr. Hinrichs.

PROPOSAL NO. 1

ELECTION OF DIRECTOR ELIGIBLE BY ROTATION

Pursuant to the Company’s Bye-Laws, one-third of the Directors shall retire from office each year by rotation, with those who have been longest in office retiring first. Those persons who became or were last appointed Directors on the same day as those retiring shall be determined by lot or by agreement. Messrs. Hinrichs, Chalmers and Steiner are retiring at this year’s Annual General Meeting. All three have been nominated to be re-elected to the Board. Management has no reason to believe that any of the nominees will be unable or unwilling to serve as a Director, if elected. Should any of the nominees not be a candidate at the time of the Annual General Meeting (a situation that is not now anticipated), proxies may be voted for a substitute nominee or nominees, as the case may be, selected by the Board.

Unless authority is specifically withheld, proxies will be voted for the election of the nominees named below to serve for a three-year term and until his successor has been duly elected and has qualified. Directors shall be elected by a majority of the votes cast, in person or by proxy, at the Annual General Meeting. The remaining Directors will continue to serve until they are retired by rotation at the 2007 Annual General Meeting of Shareholders of the Company and the 2008 Annual General Meeting of Shareholders of the Company.

Certain biographical information concerning the nominees is set forth below:

Name	First Year Became a Director
Merle A. Hinrichs	2000
Roderick Chalmers	2000
Jeffrey J. Steiner	1999

Mr. Hinrichs has been a Director of the Company since April 2000 and is currently its Chairman and Chief Executive Officer. A co-founder of the business, he was the principal executive officer of Trade Media Holdings Ltd., a Cayman Islands corporation wholly-owned by the Company (“Trade Media”), from 1971 through 1993 and resumed that position in September 1999. From 1994 to August 1999, Mr. Hinrichs was chairman of the ASM Group, which included Trade Media. Mr. Hinrichs is a director of Trade Media and has also been the Chairman of the Board of Trade Media. Mr. Hinrichs graduated from the University of Nebraska and Thunderbird, the American Graduate School of International Management (“Thunderbird”). Mr. Hinrichs is a co-founder and former chairman of the Society of Hong Kong Publishers. He is a member of the board of trustees of Thunderbird and is a board member of the Economic Strategy Institute.

Mr. Chalmers has been a Director of the Company since October 2000. He has been the Chairman of the Board of Directors of the Bank of Valetta, Malta Banking since 2004. He was chairman, Asia-Pacific, of PricewaterhouseCoopers (“PwC”) and a member of PwC’s Global Management Board from 1998 until his retirement in July 2000. He is a 30-year veteran with PwC merger partner Coopers & Lybrand with specialist experience in the securities industry. He has at various times been a non-executive director of the Hong Kong SAR Securities and Futures Commission, a member of the Takeovers and Mergers Panel, and chairman of the Working Group on Financial Disclosure. He is a director of Gasan Group Limited (Malta) and of Gasan Mamo Insurance Co. Ltd. (Malta).

Mr. Steiner has been a Director of the Company since November 1999. Mr. Steiner also has been a director of The Fairchild Corporation (“Fairchild”) since 1985. He has been the chairman of the board and chief executive officer of Fairchild since December 1985. Mr. Steiner was president of Fairchild from July 1991 to September 1998.

In 2003, Mr. Jeffrey Steiner was convicted in France on a charge of unjustified use (in 1990) of the corporate funds of Elf Acquitaine, which is a criminal offense in France.  Mr. Steiner was given a suspended sentence of one year and ordered to pay a fine of €500,000 by the French court. The French court has since ordered that €259,000 of the €500,000 fine assessed against Mr. Steiner be withdrawn from a part of the surety (caution) previously deposited by Fairchild in the court.

In November 2004, Mr. Jeffrey Steiner was named in Noto v. Steiner, et al., and Barbonel v. Steiner, et al., in the Court of Chancery of the State of Delaware in and for New Castle County, Delaware. The plaintiffs in these actions are shareholders of Fairchild and purport to bring actions derivatively on behalf of Fairchild, claiming, among other things, that Fairchild executive officers have received excessive pay and perquisites in violation of fiduciary duties to Fairchild. The complaints name Mr. Steiner, as well as all of Fairchild’s directors, as defendants. On October 24, 2005, a copy of a “Notice of Hearing and Proposed Supplemental Settlement of The Fairchild Corporation Stockholder Derivative Litigation” (the “Derivative Settlement”) was mailed to all shareholders of Fairchild and was filed with the SEC. On November 23, 2005, the Court of Chancery approved the Derivative Settlement, which approval became final on December 23, 2005.

The names and certain biographical information of the Directors whose terms expire at the 2007 and 2008 Annual General Meeting of Shareholders of the Company are set forth below:

Name	First Year Became a Director	Year Term Expires
Eddie Teng Heng Hua	2000	2007
Sarah Benecke	2000	2007
David F. Jones	2000	2008
James Watkins	2005	2008

Mr. Heng has been the Chief Financial Officer (previously entitled vice president of finance) since April 1994 and has been a Director of the Company since April 2000. He joined the Company in August 1993 as deputy to the vice president of finance. He received an MBA from Shiller International University in London in 1993, is a Singapore Certified Public Accountant, a member of the Institute of Certified Public Accountants, Singapore, and a Fellow Member of The Association of Chartered Certified Accountants in the United Kingdom. Prior to joining us, he was the regional financial controller of Hitachi Data Systems, a joint venture between Hitachi and General Motors.

Ms. Benecke has been a Director of the Company since April 2000, and, since 1993, has been a director of Trade Media. Ms. Benecke was the Company’s principal executive officer from January 1994 through August 1999. She joined the Company in May 1980 and served in numerous positions, including publisher from 1988 to December 1992 and chief operating officer in 1993. Since September 1999, Ms. Benecke has been a consultant to Publishers Representatives, Ltd. (Hong Kong), a subsidiary of the Company. Ms. Benecke is also a director of Hintak Ltd. (Hong Kong). She graduated with a B.A. from the University of New South Wales, Australia.

Mr. Jones has been a Director of the Company since April 2000. Mr. Jones was an executive at MacQuarie Direct Investment, a venture capital firm in Sydney, Australia from 1994 to August 1999. He founded and ran UBS Capital in Australia from July 1999 to September 2002. He is currently executive director at CHAMP Private Equity, a leading Australian buyout firm, as well as a director of the following companies: Otowa Pty Ltd.; Sheridan Australia Pty Ltd., Austar United Ltd., New Price Retail and Penrice Soda Products Pty Ltd. Mr. Jones serves on the compensation committees of Sheridan Australia Pty Ltd., Austar United Ltd. and New Price Retail, and serves on the audit committee of Austar United Ltd. Mr. Jones has an MBA from Harvard Business School and is a mechanical engineering graduate from the University of Melbourne.

Mr. Watkins was appointed as a Director on February 28, 2005. Mr. Watkins was a Director and Group General Counsel of the Jardine Matheson Group in Hong Kong from 1997 until 2003. He was Group Legal Director of Schroeders plc from 1996 to 1997 and of Trafalgar House plc from 1994 to 1996. He was previously a partner and solicitor in the London and Hong Kong offices of Linklaters from 1975 to 1994. He currently is a non-

executive Director of Mandarin Oriental International Ltd., Jardine Cycle & Carriage Ltd., MCL Land Ltd. and Advanced Semiconductor Manufacturing Corporation Ltd. and is a member of the Audit Committees of Jardine Cycle & Carriage Ltd. and MCL Land Ltd. and the Chairman of the Audit Committee of Advanced Semiconductor Manufacturing Corporation Ltd. Mr. Watkins has a law degree from the University of Leeds (First Class Hons.).

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF MESSRS. HINRICHS, CHALMERS AND STEINER.

CORPORATE GOVERNANCE

The Company’s corporate governance practices are established and monitored by its Board of Directors. The Board regularly assesses the Company’s governance practices in light of legal requirements and governance best practices. In several areas, the Company’s practices go beyond the requirements of the Nasdaq National Market corporate governance listing standards (the “Nasdaq listing standards”). For example, despite being a “controlled company” (which is a company of which more than 50% of the voting power is held by an individual or another company), the Company has a majority of independent directors on its Board and has an independent Compensation Committee, none of which is required for controlled companies under current Nasdaq listing standards.

Committees of the Board

The Company has a separately-designated standing audit committee (the “Audit Committee”) established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The members of the Audit Committee are David Jones, Roderick Chalmers and James Watkins. The Board has determined that Mr. Chalmers is an “audit committee financial expert” under Item 401(h)(2) of Regulation S-K. None of the Audit Committee members is an “affiliate” of the Company.

The Audit Committee’s charter, a copy of which was attached as Annex A to the Company’s Proxy Statement for the 2003 annual general meeting, filed on May 5, 2004, provides that the Audit Committee shall consist of at least three members, all of whom shall, in the opinion of the Board, be “independent” in accordance with the requirements of the SEC and Nasdaq. Members of the Audit Committee shall be considered independent if (i) they have no relationship to the Company which, in the opinion of the Board of Directors, would interfere with the exercise of his or her judgment independent of the Company’s management, (ii) do not accept directly or indirectly any consulting, advisory, or other compensatory fee from the Company or any subsidiary of the Company, and (iii) are not affiliated persons of the Company or any subsidiary of the Company.

The primary functions of the Audit Committee consist of:

a.	Ensuring that the affairs of the Company are subject to effective internal and external independent audits and control procedures;
b.	Approving the selection of internal and external independent auditors annually;
c.	Reviewing all Forms 20-F, prior to their filing with the SEC; and
d.	Conducting appropriate reviews of all related party transactions for potential conflict of interest situations on an ongoing basis and approving such transactions, if appropriate.

The Audit Committee held four meetings in the fiscal year ended December 31, 2005.

The Company has a separately-designated standing compensation committee (the “Compensation Committee”). The members of the Compensation Committee are David Jones, Roderick Chalmers, James Watkins and Jeffrey Steiner.

The Compensation Committee’s charter, a copy of which was attached as Annex A hereto, provides that the Compensation Committee shall consist of at least three members.

The primary function of the Compensation Committee is to approve compensation packages for each of the Company’s executive officers.

The Compensation Committee held two meetings in the fiscal year ended December 31, 2005.

The Board has also established an executive committee, and Merle Hinrichs and Eddie Heng serve as members thereof. The executive committee acts for the entire Board between Board meetings.

Board Meetings

The Board held a total of four meetings during the fiscal year ended December 31, 2005. None of the incumbent Directors attended fewer than 75% of the aggregate of the total number of Board meetings and the total number of meetings held by all committees of the Board on which (s)he served.

MANAGEMENT

Executive Officers of the Company

The names, positions and certain biographical information of the executive officers of the Company who are not Directors are set forth below.

Name	Position
J. Craig Pepples	Chief Operating Officer
Bill Georgiou	Chief Information Officer

Mr. Pepples has been our Chief Operating Officer since June 1999 and is responsible for our worldwide operations, including interactive media, corporate marketing, community development, information services, human resources and finance. Mr. Pepples joined Trade Media in October 1986 in an editorial capacity, managed Trade Media’s sales in China from 1989 to 1992, and served as country manager for China from 1992 to June 1999. Mr. Pepples graduated with a B.A. in Linguistics from Yale University.

Mr. Georgiou was appointed our Chief Information Officer (previously Chief Technology Officer) in January 2001. Mr. Georgiou has had over 20 years’ experience in information technology, most recently as a consultant with 3Com Technologies during 2000 and as IT Director with Park N’Shop (HK) Ltd., a subsidiary company of A.S. Watson from 1999 to 2000. He received his B.Ec. (Honours degree) and M.B.A. from the University of Adelaide.

Compensation of Directors and Executive Officers

For the year ended December 31, 2005, the Company and its subsidiaries provided its nine Directors and executive officers as a group aggregate remuneration, pension contributions, allowances and other benefits of approximately $2,827,448, including the non-cash compensation of $486,645 associated with the equity compensation plans. Of that amount, $105,000 was paid under a performance based, long-term discretionary bonus plan which the Company implemented in 1989 for members of its senior management. Under the plan, members of senior management may, at the discretion of the Company, receive a long-term discretionary bonus payment. The awards, which are payable in either five or ten years’ time, are paid to a member of senior management if his or her performance is satisfactory to the Company. There are three current members of senior management and two former members of senior management who may receive payments on maturity.

In 2005, the Company and its subsidiaries incurred $29,510 in costs to provide pension, retirement or similar benefits to their respective officers and Directors pursuant to the Company’s retirement plan and pension plan.

In addition to the above, during the year ended December 31, 2005, the Company recorded non-cash compensation expenses of $72,440 associated with the Directors Purchase Plan.

Employment Agreements

We have employment agreements with Merle A. Hinrichs under which he serves as the chairman and chief executive officer of the Company and President of one of its subsidiaries. The agreements contain covenants restricting Mr. Hinrichs’ ability to compete with us during his term of employment and preventing him from disclosing any confidential information during the term of his employment agreement and for a period of three years after the termination of his employment agreement. In addition, the Company retains the rights to all trademarks and copyrights acquired and any inventions or discoveries made or discovered by Mr. Hinrichs in the course of his employment. Upon a change of control, if Mr. Hinrichs is placed in a position of lesser stature than that of a senior executive officer, a significant change in the nature or scope of his duties is effected, Mr. Hinrichs ceases to be a member of the Board or there is a breach of those sections of his employment agreements relating to compensation, reimbursement, title and duties or termination, each of the Company and the subsidiary shall pay Mr. Hinrichs a lump sum cash payment equal to five times the sum of his base salary prior to the change of control and the bonus paid to him in the year preceding the change of control. The agreements may be terminated by either party by giving six months’ notice.

We have employment agreements with each of our executive officers. Each employment agreement contains a non-competition provision, preventing the employee from undertaking or becoming involved in any business activity or venture during the term of employment without notice to us and our approval. The employee must keep all of our proprietary and private information confidential during the term of employment and for a period of three years after the termination of the agreement. We can assign the employee to work for another company if the employee’s duties remain similar. In addition, we retain the rights to all trademarks and copyrights acquired and any inventions or discoveries made or discovered by the employee during the employee’s term of employment. Each employment agreement contains a six-months’ notice provision for termination, and does not have a set term of employment. Bonus provisions are determined on an individual basis.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Until November 27, 2003, Hung Lay Si Co. Ltd. was the Company’s controlling shareholder. However, a change in control of the Company occurred on November 27, 2003. On that date, Mr. Hinrichs purchased 15,033,846 Common Shares from Hung Lay Si Co. Ltd. After giving effect to this purchase, Mr. Hinrichs owned approximately 67.2% of the outstanding Common Shares as at November 27, 2003. As consideration for the purchase of the Common Shares, Mr. Hinrichs has agreed to pay to Hung Lay Si Co. Ltd. $109,337,056, payable on the earliest of (i) November 27, 2013, (ii) the date of Mr. Hinrichs’ death, and (iii) the day before the date on which Mr. Hinrichs becomes subject to proceedings under any bankruptcy or insolvency laws applicable to him. Mr. Hinrichs also has the right to prepay such amount at any time.

We lease approximately 82,658 square feet of our office facilities from our former affiliated companies under cancelable and non-cancelable operating leases and incur building maintenance services fees to those former affiliated companies. We incurred rental, building services expenses and reimbursement of membership fees for use of club memberships of $806,097 during the year ended December 31, 2005. We also received legal, treasury management consultancy services and receive investment consultancy services from our former affiliated companies. The expenses incurred for these services during the year ended December 31, 2005 totaled $119,000.

For further information on these transactions, see notes to our audited consolidated financial statements enclosed herewith.

Our management believes these transactions are commercially reasonable in the jurisdictions where it operates.

PROPOSAL NO. 2

FIXING BOARD SIZE AND TREATMENT OF VACANCIES

Pursuant to Bye-Law 89 of the Company’s Bye-Laws, the Company shall determine the minimum and maximum number of Directors at the Annual General Meeting of Shareholders.

Change of Size of the Board

The Company’s Bye-Laws currently provide for a minimum of two (2) Directors on the Board of Directors. In October 2000, the Company’s shareholders established the maximum size of the Board at nine (9) members. In each of the last five years, the shareholders voted to maintain the number of Directors constituting the Board at nine (9) Directors. This proposal would continue to maintain the number of Directors constituting the entire Board of the Company at nine (9) Directors.

The Company believes that having nine (9) Directors is necessary for the Company to comply with the Nasdaq National Market requirements that a listed company maintain a certain number of independent directors on its Board and certain of its committees, while retaining as Directors officers and members of the Company’s management who are familiar with the Company. Since the Annual General Meeting in October 2000, where the shareholders agreed to permit the Board to fill casual vacancies, the shareholders have continued to give the Board the authority to appoint additional Directors without a vote of shareholders.

Authorization of Directors to Fill Casual Vacancies

At the Annual General Meeting in October 2000, the shareholders approved a proposal to allow casual vacancies on the Board to be filled by the Board. This proposal was again approved in each of the last five years. This proposal would allow the remaining vacant directorships to be casual vacancies and would authorize the Board to fill those vacancies as and when it deems fit.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO FIX THE NUMBER OF DIRECTORS AT NINE (9) DIRECTORS, TO DECLARE THAT ANY REMAINING VACANCIES BE CASUAL VACANCIES AND TO AUTHORIZE THE BOARD TO FILL ANY SUCH CASUAL VACANCIES.

PROPOSAL NO. 3

APPROVAL OF THE GLOBAL SOURCES EQUITY

COMPENSATION (2007) MASTER PLAN

General

The Board has unanimously approved for submission to a vote of the shareholders a proposal to approve The Global Sources Equity Compensation (2007) Master Plan (the “Plan”) as set forth in Annex B to the Proxy Statement. This discussion is qualified in its entirety by reference to Annex B. The Plan is intended as an incentive, to retain in the employ of and as directors and consultants to the Company, any subsidiary of the Company, and any independent contractor of the Company or any independent contractor of any subsidiary of the Company, persons of training, experience and ability, to attract new directors, officers, consultants, independent contractor personnel and employees whose services are considered valuable, to encourage the sense of proprietorship and to stimulate the active interest of such persons in the development and financial success of the Company and its subsidiaries.

The Plan

Under the Plan, a plan committee consisting of not less than three and not more than five individuals to be appointed by the Board may make grants (each a “Grant”) of Common Shares of the Company to eligible Global Sources Team Members (as such term is defined in the Plan). The total number of all Common Shares awarded pursuant to such Grants shall not exceed three million (3,000,000) in the aggregate; provided, however, in the event of one or more reorganizations, recapitalizations, stock splits, reverse stock splits, stock dividends or the like, appropriate adjustments shall be made in the number and/or type of shares or securities for which Common Shares pursuant to Grants then outstanding under this Plan may thereafter be vested. Common Shares that are not awarded under the Plan shall be available for future Grant under the Plan or any subsequent equity compensation plan.

All Common Shares under a Grant, which have been awarded in accordance with the provisions of the Plan, shall be issued by the Company to Appleby Trust (Bermuda) Limited (“Trustee”) to be held by it as trustee of a trust to be known as “The Global Sources Equity Compensation Trust 2007” (the “Trust”), and shall be eligible for transfer (and shall be transferred) by the Trustee to the respective Global Sources Team Members who have received Grants (the “Grantees”) pursuant to the Plan, subject to and in accordance with the applicable vesting rules and other applicable provisions of the Plan.

The Board is authorised to alter, amend, suspend or terminate the Plan, except that it may not deprive any Grantee, without his or her consent, of any rights under a Grant already awarded pursuant to the Plan. The Board may not without shareholder approval (except with regard to adjustments resulting from changes in capitalization) (i) extend the expiration date of the Plan; or (ii) alter the class of persons eligible to receive grants under the plan.

If approved by the shareholders, the Plan shall commence on January 1, 2007. Unless the Plan is terminated earlier by the Board, it will terminate on December 31, 2012. No Grants may be awarded after the expiration or termination of the Plan.

Vesting of Common Shares

The Plan Committee shall be entitled to determine terms and conditions for the vesting of Common Shares awarded to Grantees under a Grant. If (a) a Grantee ceases to be eligibly employed by the Company or any subsidiary of the Company or ceases to be a consultant or independent contractor of the Company or any subsidiary of the Company, for any reason whatsoever, other than because of normal retirement (as such term is defined in the Plan), or death or disability, all rights and entitlement of the Grantee to the vesting of Common Shares that have been awarded pursuant to a Grant, but that have not yet vested at the date of the Grantee ceasing to be eligibly employed, shall automatically terminate and be forfeited, or (b) the Grantee shall die, become disabled, or take normal retirement, the Grantee (or, in the case of death, the person or persons to whom the Grantee’s rights under the Grant shall have lawfully passed (whether by will, or by the applicable laws of succession or otherwise)), shall retain the same rights of vesting, with respect to Common Shares already awarded pursuant to the Grant but not yet vested at the time of death, disablement or retirement (as the case may be), as would have been available if the Grantee had continued to be eligibly employed.

Transferability

Upon the award of a Grant, the Common Shares awarded to each Grantee under such Grant shall not vest in the Grantee, but shall be issued by the Company to the Trustee and held by the Trustee for the Grantee. The Common Shares shall only be transferred by the Trustee to the Grantee upon the vesting of such Common Shares, subject to the provisions of the Plan.

Registration of Common Shares

The Company is planning to file a registration statement under the Securities Act of 1933, as amended, with respect to the Common Shares issuable pursuant to the Plan; however, the Company has set no timetable for the filing of a registration statement and reserves the right to elect not to file a registration statement if it so chooses.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE GLOBAL SOURCES EQUITY COMPENSATION (2007) MASTER PLAN.

PROPOSAL NO. 4

APPROVAL OF INCREASE OF THE COMPANY’S

AUTHORISED SHARE CAPITAL

The Board has recommended and asks that you approve an increase of the Company’s authorised share capital by the creation of an additional 25,000,000 Common Shares.

The Company’s authorised share capital is currently 50,000,000 Common Shares. As of March 24, 2006, there were 34,933,435 Common Shares issued and outstanding. No Common Shares were reserved for issuance under share options, warrants and other existing entitlements.

The Board believes that it is desirable to have available additional authorised Common Shares for future dividends, employee benefit plans (including The Global Sources Equity Compensation (2007) Master Plan, if approved pursuant to Proposal 3), financings, acquisitions and other corporate purposes. The approval of this proposal would confer on the Board the power to issue these additional shares in its discretion without further approval by shareholders, except as may be required by any applicable SEC rules, the rules of any stock exchange or the National Association of Securities Dealers .

Although from time to time we evaluate acquisition opportunities, as of the date of this proxy statement, we have no commitments or agreements with respect to any specific acquisition.

Recommendation of the Board

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE INCREASE TO THE COMPANY’S AUTHORISED SHARE CAPITAL BY THE CREATION OF AN ADDITIONAL 25,000,000 COMMON SHARES.

PROPOSAL NO. 5

APPOINTMENT OF INDEPENDENT AUDITORS

The Board has recommended that Ernst & Young be appointed as the independent auditors of the Company to hold office until the close of the next annual general meeting at a remuneration to be negotiated by management and approved by the Audit Committee. A representative of that firm, which served as the Company’s independent auditors during the year preceding the Annual General Meeting, is expected to be present at the Annual General Meeting and, if he so desires, will have the opportunity to make a statement, and in any event will be available to respond to appropriate questions. Ernst & Young has advised the Company that it does not have any direct or indirect financial interest in the Company, nor has such firm had any such interest in connection with the Company during the past fiscal year other than in its capacity as the Company’s independent auditors.

Audit Fees

Audit fees billed to the Company by Ernst & Young for the fiscal years ended December 31, 2004 and December 31, 2005, for review of the Company’s annual financial statements, review of the Company’s quarterly financial statements filed with the SEC and services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those fiscal years, totaled approximately $226,716 and $378,919, respectively.

Audit-Related Fees

There were no audit-related fees billed to the Company by Ernst & Young for the fiscal years ended December 31, 2004 and December 31, 2005 for assurance and related services by Ernst & Young.

Tax Fees

Tax fees to the Company for the fiscal year ended December 31, 2004, for tax compliance, tax advice and tax planning, totaled approximately $1,500 and consisted of preparation of tax returns and filing fees for a subsidiary. Tax fees to the Company for the fiscal year ended December 31, 2005, for tax compliance, tax advice and tax planning, totaled approximately $1,800 and consisted of preparation of tax returns and review of tax provision for a subsidiary.

All Other Fees

Fees billed to the Company by Ernst & Young during the fiscal year ended December 31, 2004 and December 31, 2005, for products and services not included in the foregoing categories, totaled approximately $158,595 and $118,956, respectively. For the fiscal year ended December 31, 2004 such fees consisted mainly of cyber process certification for the Company’s management’s assertions on the computation of the number of community membership, outsourced information technology security management services, due diligence for a proposed investment and review of tax status and for the fiscal year ended December 31, 2005 such fees consisted mainly of cyber process certification for the Company’s management’s assertions on the computation of the number of community membership, provision of information technology security assessment services and review of tax status.

The audit committee has approved 100% of the services described above under “Tax Fees” and “All Other Fees.”

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPOINTMENT OF ERNST & YOUNG AS THE COMPANY’S INDEPENDENT AUDITORS UNTIL THE NEXT ANNUAL GENERAL MEETING.

SOLICITATION STATEMENT

The Company shall bear all expenses in connection with the solicitation of proxies. In addition to the use of the mails, solicitations may be made by the Company’s regular employees, by telephone, telegraph or personal contact, without additional compensation. The Company shall, upon their request, reimburse brokerage houses and persons holding Common Shares in the names of their nominees for their reasonable expenses in sending solicited material to their principals.

OTHER MATTERS

There is no business other than that described above to be presented for action by the shareholders at the Annual General Meeting.

SHAREHOLDER PROPOSALS

In order to be considered for inclusion in the proxy materials to be distributed in connection with the next annual meeting of shareholders of the Company, shareholder proposals for such meeting must be submitted to the Company no later than December 8, 2006. Shareholder proposals may only be submitted by shareholders or nominee holders that hold of record at least 1% of the Company’s Common Shares entitled to vote on such matter.

AUDITED FINANCIAL STATEMENTS

The Company has sent, or is concurrently sending, all of its shareholders of record as of the Record Date a copy of its audited financial statements for the fiscal year ended December 31, 2005.

By Order of the Company,

Keith Wong

Secretary

Dated:	April 7, 2006

Hamilton, Bermuda

ANNEX A

COMPENSATION COMMITTEE CHARTER

GLOBAL SOURCES LTD.

_________________________________

A.	Purpose

The primary purposes of the Compensation Committee (the “Committee”) are to (i) assist the Board of Directors (the “Board”) in discharging its responsibilities with respect to compensation and benefits of the Company’s executive officers and directors, and (ii) approve awards under equity-based compensation plans in which the Company’s executive officers and directors participate.

B.	Committee Membership and Qualifications

The Committee shall consist of no fewer than three persons each of whom shall be a member of the Board. Except permitted by applicable rules of The Nasdaq Stock Market, Inc. (the “Nasdaq”), each member of the Committee shall qualify as an independent director under criteria established by the applicable listing standards of the Nasdaq and other applicable laws and regulations.

Committee members shall be elected by the Board at a meeting of the Board; members shall serve until their successors shall be duly elected and qualified. The Board may, at any time, remove any member of the Committee and fill the vacancy created by such removal. The Committee’s chairman shall be designated by the full Board, comprising a majority of independent directors, or the full Committee.

C.	Committee Authority and Responsibilities

The Committee shall have the power and authority of the Board to perform the following duties and to fulfill the following responsibilities:

1.              Determine all compensation for the Chief Executive Officer, including incentive-based and equity-based compensation;

2.              Review and approve corporate goals relevant to the compensation of the Chief Executive Officer and evaluate the Chief Executive Officer’s performance in light of these goals and objectives;

3.              Consider, in determining the long-term incentive component of compensation for the Chief Executive Officer, the Company’s performance and relative stockholder return, the value of similar incentive awards to chief executive officers at comparable companies, and the awards given to the Company’s Chief Executive Officer in past years;

4.              Review and approve salaries, incentive and equity awards for executive directors and executive officers;

5.              Approve all employment, severance, or change-in-control agreements, special or supplemental benefits, or provisions including the same, applicable to executive officers;

6.              Periodically review and advise the Board concerning both regional and industry-wide compensation practices and trends in order to assess the adequacy and competitiveness of the Company’s compensation programs for the Chief Executive Officer, other executive officers and directors relative to comparable companies in the Company’s industry;

7.              Develop guidelines and review the compensation and performance of executive officers of the Company;

8.              Prepare an annual report on executive compensation for inclusion in the Company’s proxy statement for the annual meeting of stockholders, in accordance with applicable rules and regulations;

9.	Review and establish appropriate coverage for the Company’s D&O insurance;

10.            Update and advise the Board regarding potential and upcoming changes in SEC requirements and/or disclosures;

11.            Annually review and reassess the adequacy of this charter and recommend any proposed changes to the Board for approval; and

12.            Perform any other activities under this charter, the Company’s bye-laws or governing law as the Committee or the Board deems appropriate.

D.	Meetings

The Committee will meet no less than once a year. Special meetings may be convened as required. A majority of the members of the Committee shall constitute a quorum for the transaction of business, and, if a quorum is present, any action approved by at least a majority of the members present shall represent the valid action of the Committee. The chairman of the Committee will preside at each meeting and, in consultation with the other members of the Committee, will set the frequency and length of each meeting and the agenda of items to be addressed at each meeting. The Committee may form subcommittees and delegate authority to them or to one or more of its members when appropriate.

The Chief Executive Officer may not be present during voting or deliberations relating to his or her compensation.

E.	Committee Resources

The Committee shall have the authority to obtain advice and seek assistance from consultants, legal counsel, accounting or other advisors as appropriate to perform its duties hereunder and to determine the terms, costs and fees for such engagements. Without limitation, the Committee shall have the authority to retain or terminate any consulting firm used to evaluate director, Chief Executive Officer or other executive compensation, and to determine and approve the terms of engagement the fees and costs for such engagements. The fees and costs of any consultant or advisor engaged by the Committee to assist in it in performing any duties hereunder shall be borne by the Company.

F.	Minutes

The Committee shall maintain written minutes of its meetings, which minutes will be filed with the Company’s legal counsel.

ANNEX B

__________________________________________

THE GLOBAL SOURCES

EQUITY COMPENSATION (2007) MASTER PLAN

__________________________________________

THE GLOBAL SOURCES

EQUITY COMPENSATION (2007) MASTER PLAN

1.	Name of the Plan

1.1	This equity compensation plan shall be known as “The Global Sources Equity Compensation (2007) Master Plan” (the “Plan”).

2.	Purpose of the Plan

2.1

Under this Plan, grants (“Grants”), or individually a grant (“Grant”), of common shares of One United States Cent (US$0.01) par value each (the “Shares”) of Global Sources Ltd. (the “Company”), may be awarded from time to time to Global Sources Team Members (as defined in Section 4.1 below), by the Plan Committee (as defined in Section 3.3 below); provided however that the total number of all Shares awarded pursuant to such Grants shall not exceed three million (3,000,000) in the aggregate.

3.	Shares Subject to the Plan

3.1

All Shares under a Grant, which have been awarded in accordance with the provisions of this Plan, shall be issued by the Company to Appleby Trust (Bermuda) Limited (“Trustee”) to be held by it as trustee of a trust to be known as “The Global Sources Equity Compensation Trust 2007” (the “Trust”), and shall be eligible for transfer (and shall be transferred) by the Trustee to the respective Global Sources Team Members who have received Grants pursuant to this Plan (each a “Grantee”, and collectively the “Grantees”), subject to and in accordance with the applicable vesting rules and other applicable provisions of this Plan (including but not limited to the provisions of Section 7 below with regard to any adjustments (if applicable)).

3.2	Shares which are not awarded under this Plan shall be available for the award of any future Grant or Grants under this Plan or any subsequent equity compensation plans.

3.3

The document for the establishment of the Trust (“Trust Document”) shall provide for a plan committee (“Plan Committee”) to determine the award and allocation of Grants, Shares and other related benefits to the Grantees. The Plan Committee shall be constituted by the Company pursuant to the Trust Document, and shall consist of not less than three (3) and not more than five (5) individuals to be appointed by the Company’s board of directors. The details of the Plan Committee’s powers, functions and terms of reference shall be set out in the Trust Document.

4.	Eligible Persons

4.1

In this Plan, a “Global Sources Team Member” shall mean any person who is at the time of a Grant (made pursuant to this Plan) employed or engaged (“eligibly employed”) as an employee, director or consultant of:-

(a)	the Company or any of its subsidiaries (the Company and its subsidiaries being hereinafter collectively referred to as the “Global Sources Group”); or

(b)	any independent contractor of any Global Sources Group entity, as determined by the Plan Committee from time to time (“Other Relevant Entity”).

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4.2	Global Sources Team Members are eligible to be Grantees.

4.3

The award of Grants shall be determined by resolution of the Plan Committee. The Plan Committee shall also be entitled to determine who amongst the various potentially eligible Grantees shall actually be awarded Shares under a Grant; the number of Shares which may be awarded to a Grantee under a Grant; the applicable periods, schedules, instalments, rules, regulations, terms and conditions for the vesting of Shares awarded to Grantees under a Grant (“Vesting Rules”); and such other related benefits and matters, and such other rules and regulations for the carrying out of the Plan, as may be deemed fit or appropriate by the Plan Committee (to the extent not inconsistent with the provisions of this Plan) (“Other Rules/Matters”).

5.	No Payment

5.1	There shall be no payment by a Grantee for Shares awarded under a Grant.

6.	Non-transferability

6.1	Any Grant and any Shares awarded thereunder (whether unvested or vested) shall be non-transferable by the Grantee, except in accordance with the provisions of Section 9 below.

7.	Adjustments

7.1

If the outstanding Shares then subject to this Plan are changed into or exchanged for a different number or kind of shares or securities, as a result of one (1) or more reorganisations, recapitalisations, stock splits, reverse stock splits, stock dividends or the like, appropriate adjustments shall be made in the number and/or type of shares or securities for which Shares pursuant to Grants then outstanding under this Plan may thereafter be vested.

8.	Vesting of Shares and forfeiture of unvested Shares

8.1	Shares under a Grant awarded pursuant to this Plan shall vest in the Grantee in accordance with the applicable Vesting Rules, subject however to the provisions of Section 8.2 below.

8.2	In the case of any Grant awarded hereunder:

(a)

if a Grantee ceases to be eligibly employed by any Global Sources Group entity or any Other Relevant Entity, for any reason whatsoever, other than because of “normal retirement” (as defined in Section 8.3 below) (in which case the provisions of this Section 8.2(a) shall apply), or death or disability (in which case, the provisions of Section 8.2(b) below shall apply), all rights and entitlement of the Grantee to the vesting of Shares which have been awarded pursuant to the Grant, but which have not yet vested at the date of the Grantee ceasing to be eligibly employed, shall automatically terminate and be forfeited, concurrently with such cessation of eligible employment; or

(b)

if the Grantee shall die, become disabled, or take normal retirement while eligibly employed by a Global Sources Group entity or Other Relevant Entity, or, in the case of death, the person or persons to whom the Grantee’s rights under the Grant shall have lawfully passed (whether by will, or by the applicable laws of succession or otherwise), shall retain the same rights of vesting, with respect to Shares already awarded pursuant to the Grant but not yet vested at the time of death, disablement or normal retirement (as the case may be), as would have been available if the Grantee had continued to be eligibly employed.

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8.3	For the purposes hereof, “normal retirement” shall mean retirement (from active employment or engagement) by the person eligibly employed:-

(a)	on or after the normal retirement date specified in the applicable pension plan or other applicable retirement policy; or

(b)

if there is no such applicable pension plan or other applicable retirement policy, on or after such normal retirement age as may be prescribed by the Plan Committee (if and to the extent not in contravention of any minimum retirement age prescribed by the applicable law, if any, otherwise the minimum retirement age for the purposes of this subsection (b) shall be that prescribed by the applicable law instead); or

(c)

where, notwithstanding that such retirement occurred before the relevant date referred to in subsection (a) or (b) above, the Plan Committee considers (in its sole and absolute discretion) that such retirement shall be treated as a “normal retirement” for the purposes of this Section 8.

9.	Transfer of Shares

9.1

Upon award of a Grant, the Shares awarded to each Grantee under such Grant shall not vest in the Grantee, but shall be issued by the Company to the Trustee and held by the Trustee for the Grantee and shall only be transferred by the Trustee to the Grantee in accordance with the Vesting Rules prescribed by the Plan Committee, subject however to the provisions of this Section 9 and any other applicable provisions of this Plan.

9.2

At the time when Shares (awarded pursuant to a Grant) are to vest in a Grantee pursuant to the Vesting Rules, the Grantee may direct the Trustee to transfer such Shares to such person as the Grantee directs; provided that, in the event of the Grantee directing the Trustee to transfer the Shares to someone other than the Grantee, the Grantee shall be responsible for (i) any and all compliance with applicable laws and regulations pertaining to such transfer and the eligibility of such other person to accept such transfer and to receive and hold the transferred Shares; and (ii) any and all obligations, liabilities or taxes incurred as a consequence of, or arising from or in connection with, such direction and transfer.

9.3

If Grantee ceases to be eligibly employed by reason of death, disability or normal retirement, before Shares (awarded pursuant to a Grant) have vested in a Grantee pursuant to the Vesting Rules, then the Grantee (or the personal representative of the Grantee as the case may be) may direct the Trustee to transfer to the Grantee (or the personal representative, as the case may be), or to such person as the Grantee (or the personal representative of the Grantee, as the case may be) directs, such Shares, at the time when such Shares are to vest pursuant to the Vesting Rules; provided that, in the event of the Grantee (or the personal representative of the Grantee, as the case may be) directing the Trustee to transfer the Shares to someone other than the Grantee, the Grantee (or the personal representative of the Grantee, as the case may be) shall be responsible for (i) any and all compliance with applicable laws and regulations pertaining to such transfer and the eligibility of such other person to accept such transfer and to receive and hold the transferred Shares; and (ii) any and all obligations, liabilities or taxes incurred as a consequence of, or arising from or in connection with, such direction and transfer.

10.	Plan Duration

10.1	This Plan shall commence on 1 January 2007 (“Commencement Date”) and shall expire on 31 December 2012 (“Expiration Date”), unless terminated earlier in accordance with the provisions of this Plan.

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10.2	No Grants may be awarded after the expiration or termination of this Plan.

11.	Administration

11.1	This Plan shall be managed and administered by the Trustee, subject always to the directions of the Plan Committee as provided under the Trust Document.

11.2

The interpretation and construction by the Plan Committee of any of the provisions of this Plan or of any Grants awarded hereunder shall be final and binding upon Grantees and their respective successors, unless otherwise determined by the Company’s board of directors, in which case such determination of the Company’s board of directors shall be final and binding.

11.3	The Trustee, the Plan Committee, the Company’s board of directors and the Company shall not be liable for any action taken, or determination made, in good faith, in connection with this Plan.

11.4

The Plan Committee may, subject to the provisions of this Plan, issue a certificate or other form or forms of instruments (including but not limited to any addendum, supplementary, ancillary, secondary or subsidiary document(s) to this Plan) as the Plan Committee may (in its sole and absolute discretion) determine, for the purposes of documenting and/or evidencing Grants awarded under this Plan, and the Vesting Rules and any Other Rules/Matters pertaining thereto.

11.5

The Company or its board of directors may delegate any of its powers, rights, duties and/or responsibilities under this Plan to the Plan Committee, who may discharge the same with the authority and in the place and stead of the Company or its board of directors (as the case may be).

12.	Government Regulations

12.1

The Trustee shall not issue any Shares under any Grant upon the vesting thereof, unless and until all applicable licences, permissions and authorisations required to be granted by the Government of Bermuda, or by any authority or agency thereof, if any, shall have been duly received.

13.	Costs and Expenses

13.1

All costs and expenses with respect to the adoption of this Plan and in connection with the registration of Shares shall be borne by the Company; provided, however, that (except as otherwise specifically provided in this Plan or in any agreement between the Company and a Grantee), the Company shall not be obliged to pay any costs or expenses (including but not limited to any legal fees) incurred by any Grantee in connection with any Grant or Shares held or transferred by any Grantee.

14.	Amendment or Termination of the Plan

14.1

Subject to the provisions of Section 14.2 below, this Plan may be altered, amended, suspended or terminated by resolution of the Company’s board of directors (acting in their sole and absolute discretion); provided however that, except as otherwise provided in this Plan, no such action shall deprive any Grantee, without his or her consent, of any any of his/her rights under a Grant already awarded pursuant to this Plan.

14.2

Save as herein provided, the Company’s board of directors shall not be entitled to take any action with respect to any of the following matters, except with the approval of a resolution of a majority of the shareholders of the Company in general meeting:

(a)	any extension of the Expiration Date of this Plan; or

(b)	any alteration of the class of persons eligible to be Grantees under this Plan.

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14.3	For the avoidance of doubt, no amendment of this Plan shall increase the duties and/or responsibilities of the Trustee without its consent.

15.	Limitation of Liability

15.1

No member of the Company’s board of directors or the Plan Committee, or any person authorised to act on their behalf, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to this Plan, and all members of the Company’s board of directors or the Plan Committee, and each and any person authorised to act on their behalf, shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

16.	Governing Law and Jurisdiction

16.1

This Plan shall be governed by and interpreted and construed in accordance with the laws of Bermuda; and the Company, the Trustee, the Plan Committee (and its members), and each Grantee, hereby irrevocably submits to the jurisdiction of the courts of Bermuda.

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GLOBAL SOURCES LTD.

[ ]	Mark this box with an X if you have made changes to your name or address details above.
Annual Meeting Proxy Card
A Election of Directors
The Board of Directors recommends a vote FOR the listed nominees.

1. To re-elect three members of the Board of Directors (the “Board”) who are retired by rotation and, being eligible, offering themselves for re-election.

	For	Withhold
01 - Merle A. Hinrichs	[ ]	[ ]

	For	Withhold
02 - Roderick Chalmers	[ ]	[ ]

	For	Withhold
03 - Jeffrey J. Steiner	[ ]	[ ]
B Issues
The Board of Directors recommends a vote FOR the following proposals.

2.	To fix the number of directors that comprise the whole Board at nine (9) persons, declare any vacancies on the Board to be casual vacancies and authorize the Board to fill these vacancies on the Board as and when it deems fit.	For [ ]	Against [ ]	Abstain [ ]	4.	To increase the authorised share capital of the Company from US$500,000 divided into 50,000,000 common shares of US$0.01 par value each (“Shares”) to US$750,000 by the creation of 25,000,000 new Shares.	For [ ]	Against [ ]	Abstain [ ]

3.	To approve The Global Sources Equity Compensation (2007) Master Plan.	For [ ]	Against [ ]	Abstain [ ]	5.	To re-appoint Ernst & Young as the Company’s independent auditors until the next annual general meeting.	For [ ]	Against [ ]	Abstain [ ]

C Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.
NOTE: Your signature should appear the same as your name appears hereon. In signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a corporation, it should be signed by an authorized officer and the corporate seal affixed. No postage is required if mailed in the United States.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)

Proxy – GLOBAL SOURCES LTD.

Proxy for Annual General Meeting of Shareholders
May 8, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

KNOW ALL MEN BY THESE PRESENTS, that the undersigned shareholder of Global Sources Ltd., a Bermuda corporation, does hereby constitute and appoint Sarah Benecke, Sim Shih Lieh Adrian and Keith Wong and each of them, with full power to act alone and to designate substitutes, the true and lawful attorneys and proxies of the undersigned for and in the name, place and stead of the undersigned, to vote all Common Shares of Global Sources Ltd. which the undersigned would be entitled to vote if personally present at the 2006 Annual General Meeting of Shareholders of Global Sources Ltd. to be held at the Four Seasons Hotel Hong Kong, Victoria I, Level 2, 8 Finance Street, Central, Hong Kong, on Monday, May 8, 2006 at 11:00 a.m., local time, or at any adjournment or adjournments thereof.

The undersigned hereby revokes any proxy or proxies heretofore given and acknowledges receipt of a copy of the Notice of Annual General Meeting and Proxy Statement, both dated April 7, 2006, and a copy of the Company’s audited financial statements for the fiscal year ended December 31, 2005.

PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2, 3, 4 and 5.

(To Be Dated And Signed On Reverse Side)